Exhibit 99.3

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Additional Information about the Tender Offer and Where to Find it

The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Bristol-Myers Squibb Company (“Bristol Myers Squibb”) and Rhumba Merger Sub Inc. (“Merger Sub”) will file with the U.S. Securities and Exchange Commission (“SEC”). At the time the tender offer is commenced, Bristol Myers Squibb will cause Merger Sub to file a tender offer statement on Schedule TO and Turning Point Therapeutics, Inc. (“Turning Point Therapeutics”) will file a recommendation statement on Schedule 14D-9. INVESTORS AND TURNING POINT THERAPEUTICS STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED TENDER OFFER DOCUMENTS) AND THE RELATED SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 THAT WILL BE FILED BY TURNING POINT THERAPEUTICS WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE CONSIDERED BY TURNING POINT THERAPEUTICS’ INVESTORS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge at www.bms.com or by directing a request to Bristol Myers Squibb, Office of the Corporate Secretary, 430 East 29th Street, 14th Floor, New York, New York 10154-0037. A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all stockholders of Turning Point Therapeutics free of charge at www.tptherapeutics.com.

In addition to the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, Bristol Myers Squibb and Turning Point Therapeutics file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Bristol Myers Squibb or Turning Point Therapeutics with the SEC at no charge on the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the acquisition of Turning Point Therapeutics by Bristol Myers Squibb and the development and commercialization of certain biological compounds. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Actual results may differ materially from current expectations because of numerous risks and uncertainties including with respect to (i) the timing of the tender offer and the subsequent merger, (ii) the number of shares of the Turning Point Therapeutics’ common stock that will be tendered in the tender offer, (iii) the risk that the expected benefits or synergies of the acquisition will not be realized, (iv) the risk that legal proceedings may be instituted related to the merger agreement, (v) any competing offers or acquisition proposals for Turning Point Therapeutics, (vi) the possibility that various conditions to the consummation of the tender offer or the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the acquisition and (vii) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction. The actual financial impact of this transaction may differ from the expected financial impact described in this communication. In addition, the compounds described in this communication are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect Bristol Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2021, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in Turning Point Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by Bristol Myers Squibb or Turning Point Therapeutics from time to time with the SEC. Neither Bristol Myers Squibb nor Turning Point Therapeutics undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.